Exhibit 23

                              HENRY L. CREEL CO., INC.
                             Certified Public Accountant
                                 (216) 491-0800 Fax
                                   (216) 491-0803
November 13, 2003

To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the incorporation by reference of its report dated November 5, 2003 on the Financial Statements of AuGRID Corporation (the "Company") included in the Company's report on Form 10-QSB for the fiscal quarter ended September 30, 2003.


Respectfully,


/s/ Henry L. Creel

          HENRY L. CREEL, CPA 3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120